Exhibit 99.2

JERNIGAN
Capital

Fourth Quarter 2018
Supplemental Information

Fourth Quarter 2018	1

Forward Looking Statements

This Supplemental Information package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). These forward-looking statements include, without limitation, statements about our estimates, expectations, predictions and forecasts of our future business plans and financial and operating performance and/or results, including our full-year 2019 earnings guidance and the assumptions underlying such guidance, our ability to successfully source, structure, negotiate and close investments in and acquisitions of self-storage facilities, our ability to fund our outstanding future investment commitments, the availability, terms and our rate of deployment of equity capital and our ability to increase borrowing base of our credit facility, as well as statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. When we use the words “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense, we intend to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual financial and operating results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such differences are described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, and those set forth in our other reports and information filed with the Securities and Exchange Commission (“SEC”), which factors include, without limitation, the following:

•	our ability to successfully source, structure, negotiate and close investments in and acquisitions of self-storage facilities;
•	changes in our business strategy and the market’s acceptance of our investment terms;
•	our ability to fund our outstanding and future investment commitments;
•	our ability to complete construction and obtain certificates of occupancy for self-storage development projects in which we invest;
•	the future availability for borrowings under our credit facility (including borrowing base capacity and the availability of the accordion feature);
•	availability, terms and our rate of deployment of equity and debt capital;
•	our manager’s ability to hire and retain qualified personnel;
•	changes in the self-storage industry, interest rates or the general economy;
•	the degree and nature of our competition;
•	volatility in the value of our assets carried at fair market value;
•	potential limitations on our ability to pay dividends at historical rates;
•	limitations in our existing and future debt agreements on our ability to pay distributions;
•	the impact of our outstanding preferred stock on our ability to execute our business plan and pay distributions on our common stock; and
•	general volatility of the capital markets and the market price of our common stock.

Given these uncertainties, undue reliance should not be placed on our forward-looking statements. We assume no duty or responsibility to publicly update or revise any forward-looking statement that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. We urge you to review the disclosures concerning risks in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in other documents that we file from time-to-time with the SEC.

Non-GAAP Financial Measures

Adjusted Earnings is a non-GAAP measure and is defined as net income attributable to common stockholders plus stock dividends to preferred stockholders, stock-based compensation expense, depreciation and amortization on real estate assets, loss on modification of debt, and other expenses. Management uses Adjusted Earnings and Adjusted Earnings per diluted share as key performance indicators in evaluating the operations of the Company's business. The Company is a capital provider to self-storage developers and believes that these measures are useful to management and investors as a starting point in measuring its operational performance because they exclude various equity-based payments (including stock dividends) and other items included in net income that do not relate to or are not indicative of its present and future operating performance, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of Adjusted Earnings and Adjusted Earnings per share may not be comparable to other key performance indicators reported by other REITs or real estate companies. Reconciliations of Adjusted Earnings and Adjusted Earnings per share to Net income attributable to common stockholders and Earnings per share, respectively, are provided in the attached table entitled “Calculation of Adjusted Earnings.”

Fourth Quarter 2018	2

Press Release – February 2019

Jernigan Capital Reports Full-Year Earnings per Share and Adjusted Earnings per Share Above

Midpoint of Guidance Range; Introduces 2019 Guidance

MEMPHIS, Tennessee, February 27, 2019 / Business Wire / Jernigan Capital, Inc. (NYSE: JCAP), a leading capital partner for self-storage entrepreneurs nationwide, today announced results for the quarter and year ended December 31, 2018 and introduced earnings per share and adjusted earnings per share guidance for 2019.

Fourth Quarter Highlights include:

▪	Earnings per share and adjusted earnings per share of $0.87 and $1.04, respectively.

▪	Continued transition to property ownership by purchasing the developer partner’s interest in New York City 1 facility – the Company’s seventh wholly-owned self-storage property.

▪	Completed construction and commenced leasing of nine additional Generation V self-storage development properties in which the Company has an aggregate committed investment of $100.5 million.

▪

Increased amount of revolving credit facility from $100 million to $235 million, with an accordion feature permitting expansion up to $400 million and extended term by up to 3 ½ years from July 2020 to December 2023.

▪

Issued an aggregate $20.3 million of common stock under the Company’s at-the-market (“ATM”) programs at an average share price of $21.16, a 15.1% premium to the Company’s reported book value per share on September 30, 2018.

▪	Commenced a new $75 million ATM program.

Full-Year 2018 Highlights include:

▪

Earnings per share and adjusted earnings per share of $2.10 and $2.92, respectively – $0.09 and $0.11, respectively, above the midpoint of guidance ranges provided with the Company’s third quarter 2018 earnings release.

▪

Net income attributable to common stockholders of $36.4 million, a 177% increase over $13.1 million reported for full-year 2017; annual adjusted earnings of $50.4 million, a 222% increase over $15.6 million reported for full-year 2017.

▪	Originated 14 on-balance sheet development property and bridge investments for an aggregate committed investment of $184.4 million.

▪	Completed construction and commenced leasing of 24 additional Generation V self-storage development properties in which the Company has an aggregate committed investment of $236.0 million.

▪

Continued execution of business plan to own newly developed self-storage properties in top markets through buyout of developers’ interests in six facilities – the Company wholly-owned seven self-storage facilities as of December 31, 2018.

“2018 was an outstanding year for the Company,” stated Dean Jernigan, Executive Chairman of Jernigan Capital, Inc. “Our portfolio of state-of-the-art Generation V self-storage properties continues to mature nicely, with 24 development properties commencing operations in 2018; our developers have now delivered and commenced operations at 42 of 69, or about 61%, of the self-storage projects we have financed. Further, we are excited to now have 100% ownership of seven new self-storage facilities located in great markets, furthering our objective to own a substantial majority of the facilities we finance.”

“I am also extremely proud of the team we have assembled at JCAP,” Mr. Jernigan continued. “During the year, we added two key individuals to our senior team in Jonathan Perry and David Corak, two board members in Rebecca Owen and Randy Churchey and saw a seamless succession of senior management as John Good moved to Chief Executive Officer and Jonathan Perry took on the role of President in addition to his existing role of Chief Investment Officer.”

John Good, Chief Executive Officer of the Company, added, “Our fourth quarter results reflect another quarter of excellent execution in all aspects of our business. We posted 146% growth in total revenues, 358% growth in earnings per share and 352% growth in adjusted earnings per share compared to the comparable quarter in 2017. Moreover, our capital activities during the quarter left us with an outstanding balance sheet poised for additional growth as we move into the new year. During the fourth quarter we upsized, extended and lowered pricing on our secured

Fourth Quarter 2018	3

credit facility, while adding two key new banks to our banking syndicate. In addition, we issued $20.3 million of common stock under the company’s ATM programs at a healthy premium to book value and consensus NAV. In December, we launched a new $75 million Common ATM program. Our investment commitments including 2019 commitment guidance are now fully covered through mid-2020 and we have positioned ourselves to maintain conservative leverage levels in the range of 25% to 30% of total assets for the foreseeable future.”

“We expect 2019 will be another tremendous year for JCAP, as the outstanding efforts of our team over the past four years continue to enhance shareholder value and provide investment opportunities in both the development and operating property arenas,” Mr. Good continued. “As the development cycle winds down and transitions to the acquisition cycle, so too does our business model shift from originating ground-up development investments to acquiring the Generation V facilities that we have financed since our IPO. Having already purchased our developers’ interests in seven facilities on balance sheet and in four facilities within our joint venture in January of this year, we expect continued momentum in our strategic shift from lender to owner.”

Financial Highlights

Earnings per share and adjusted earnings per share for the three months ended December 31, 2018 were $0.87 and $1.04, respectively. Earnings per share and adjusted earnings per share for the year ended December 31, 2018 were $2.10 and $2.92, respectively, which are $0.09 and $0.11, respectively, above the midpoint of the Company’s annual guidance range reaffirmed in the Company’s third quarter 2018 earnings release.

Net income attributable to common stockholders for the three months ended December 31, 2018 was $17.2 million, an increase of $14.5 million, or 537%, over the $2.7 million net income attributable to common stockholders for the comparable quarter in 2017. Net income attributable to common stockholders for the year ended December 31, 2018 was $36.4 million, an increase of $23.2 million, or 177%, over the $13.1 million reported for the comparable period in 2017.

Adjusted earnings for the three months ended December 31, 2018 were $20.6 million, a 534% increase over the $3.3 million adjusted earnings for the comparable quarter of 2017. Adjusted earnings for the year ended December 31, 2018 was $50.4 million compared to $15.6 million for the comparable period in 2017, a 222% increase.

Total revenues for the quarter and year ended December 31, 2018 were $9.7 million and $31.2 million, respectively, representing increases of $5.7 million, or 146%, and $19.0 million, or 156%, over total revenues for the quarter and year ended December 31, 2017, respectively. Annual revenue was $1.4 million higher than the top end of the Company’s annual guidance range reaffirmed in the Company’s third quarter 2018 earnings release. The increase in revenues is primarily attributable to the increase in the outstanding principal balances on the Company’s investment portfolio and the increase in rental and other property-related income derived from the six self-storage facilities that the Company owned during the year.

General and administrative expenses, excluding fees to the manager, for the quarter and year ended December 31, 2018 were $1.7 million and $7.3 million, respectively, compared to $1.5 million and $5.9 million for the comparable 2017 periods, respectively. Included in these amounts were stock-based compensation expense (“SBE”) of $0.3 million for the three months ended December 31, 2018 and 2017, and $1.8 million and $1.3 million for the years ended December 31, 2018 and 2017, respectively. The increase in SBE was primarily due to additional restricted stock grants to certain officers and employees of the Company’s external manager during 2017 and 2018. General and administrative expenses also increased as a result of annual compensation increases as well as the addition of a senior executive employee at the Company’s external manager during 2018. Fees to manager for the quarter and year ended December 31, 2018 include $0.7 million of incentive fees.

Net income attributable to common stockholders and adjusted earnings for the quarter and year ended December 31, 2018 also includes increases in the fair value of investments of $18.9 million and $42.9 million, respectively, compared to increases of $1.7 million and $10.8 million for the comparable periods in 2017. This represents a $17.2 million, or 990%, and $32.1 million, or 297%, year-over-year increase from the quarter and year ended December 31, 2017, respectively. This increase is due to the high volume of on-balance sheet development investments we made in 2017 that began increasing in value in 2018.

Subsequent Events

On January 18, 2019, the Company entered into a loan agreement with respect to a term loan with a principal amount of $9.2 million, which is secured by the Company's wholly-owned self-storage facility in Charlotte, North Carolina.

On January 28, 2019, Storage Lenders, LLC (the “SL1 Venture”), the Company’s real estate venture with Heitman in which the Company has a 10% interest, purchased 100% of the Class A membership units of the LLCs that own the Atlanta 1, Jacksonville, Atlanta 2, and Denver development property investments for an aggregate purchase price of $12.1 million. The SL1 Venture now wholly owns the self-storage properties through these LLCs. On February 27, 2019, the SL1 Venture closed on a $36.1 million term loan secured by these four properties.

Fourth Quarter 2018	4

Capital Markets Activities

On December 28, 2018, the Company entered into an amended and restated senior secured revolving credit facility of up to $235 million, subject to borrowing base requirements, with a syndicate of banks led by KeyBank National Association, Raymond James Bank, N.A., and BMO Harris Bank N.A. The credit facility, which has an accordion feature permitting expansion up to $400 million, subject to certain conditions including obtaining additional commitments from lenders, has a three-year term that expires December 28, 2021 and two one-year extension options to extend the maturity of the facility to December 28, 2023. Advances under the credit agreement bear interest at rates between 225 and 325 basis points over 30-day LIBOR.

As of December 31, 2018, the Company had no borrowings under its secured revolving credit facility and currently has $21.0 million outstanding under the Credit Facility and $118.0 million in total availability. The Company expects such availability to increase over the remainder of 2019 as the Company adds existing on-balance sheet operating properties to the borrowing base, and the Company’s on-balance sheet self-storage investments continue to achieve certificates of occupancy and commence lease-up.

As of December 31, 2018, the Company had issued all authorized shares of Series A Preferred Stock for $125.0 million in gross proceeds pursuant to the terms of the Purchase Agreement. During the fourth quarter, the Company issued $20.3 million of common stock under the Company’s ATM programs at an average share price of $21.16. On December 7, 2018, the Company entered into an Equity Distribution Agreement for a new $75.0 million Common ATM Program, $74.0 million of which was available at December 31, 2018.

Dividends

On October 31, 2018, the Company declared cash and stock dividends on its Series A Preferred Stock. The cash dividend of $2.2 million was paid on January 15, 2019 to holders of record on January 1, 2019. A stock dividend of 2,125 shares of additional Series A Preferred Stock was issued on January 15, 2019 to holders of record on January 1, 2019 for an aggregate value of $2.1 million pursuant to the terms of the Stock Purchase Agreement.

On October 31, 2018, the Company declared a cash dividend on its Series B Preferred Stock. The cash dividend of $0.7 million was paid on January 15, 2019 to holders of record on January 2, 2019.

Additionally, on October 31, 2018, the Company declared a dividend of $0.35 per common share. The dividend was paid on January 15, 2019 to common stockholders of record on January 2, 2019.

Fourth Quarter 2018	5

First Quarter and Full-Year 2019 Guidance

The following table reflects earnings per share and adjusted earnings per share guidance ranges for the three months ending March 31, 2019 and for the full-year 2019. Such guidance is based on management's current expectations of Company investment and acquisition activity (including fair value appreciation, the expected timing of construction progress and receipts of certificates of occupancy, and the assumptions regarding the timing of acquisitions of developer interests), the operational and new supply dynamics of the self-storage markets in which the Company has invested, and overall economic conditions. Adjusted earnings is a performance measure that is not specifically defined by accounting principles generally accepted in the United States (“GAAP”) and is defined as net income attributable to common stockholders (computed in accordance with GAAP) plus stock dividends to preferred stockholders, stock-based compensation expense, and depreciation and amortization on real estate assets. For more information about our calculation of adjusted earnings, see “Non-GAAP Financial Measures” below.

	Dollars in thousands,
	except share and per share data
	Three months ending		Year ending
	March 31, 2019		December 31, 2019
	Low	High	Low	High
Interest income from investments	$7,850	$7,950	$36,000	$37,000
Rental revenue from real estate owned	1,350	1,400	7,000	7,300
Other income	35	40	140	160
Total revenues	$9,235	$9,390	$43,140	$44,460
G&A expenses (1)	(4,015)	(3,875)	(17,550)	(16,250)
Property operating expenses (excl. depreciation and amortization)	(800)	(750)	(3,500)	(3,300)
Depreciation and amortization on real estate assets	(1,125)	(1,025)	(4,850)	(4,350)
Interest expense	(1,350)	(1,250)	(9,500)	(9,000)
JV income	135	155	450	500
Other interest income	20	30	80	120
Net unrealized gain on investments (2)	5,000	7,000	30,000	40,000
Net income	7,100	9,675	38,270	52,180
Net income attributable to preferred stockholders (3)	(5,060)	(5,040)	(20,300)	(20,150)
Net income attributable to common stockholders	2,040	4,635	17,970	32,030
Add: stock dividends	2,125	2,125	8,500	8,500
Add: stock-based compensation	345	325	1,800	1,750
Add: depreciation and amortization on real estate assets (4)	1,185	1,075	5,150	4,630
Adjusted earnings	$5,695	$8,160	$33,420	$46,910
Earnings per share – diluted	$0.10	$0.22	$0.82	$1.46
Adjusted earnings per share - diluted	$0.28	$0.39	$1.52	$2.13
Average shares outstanding - diluted	20,700,000	20,700,000	22,000,000	22,000,000

1)	Includes $2.0 million (low and high) and $9.4 million (low) / $8.4 million (high) of fees to Manager for the three months ending March 31, 2019 and for the year ending December 31, 2019, respectively.
2)

Excludes $0.05 million (low and high) and $0.2 million (low and high) of unrealized appreciation in fair value of investments from the real estate venture which is included in JV income for the three months ending March 31, 2019 and for the year ending December 31, 2019, respectively.

3)

Represents both cash dividends and stock dividends (which stock dividends will be paid out in either shares of the Company’s common stock or additional shares of Series A Preferred Stock, at the option of the Series A stockholders) estimated with respect to outstanding shares of Series A Preferred Stock, as well as cash dividends estimated with respect to outstanding shares of Series B Preferred Stock.

4)

Includes $0.06 million (low) / $0.05 million (high) and $0.3 million (low and high) of depreciation and amortization on the real estate assets wholly-owned by the real estate venture, which is included in JV income for the three months ending March 31, 2019 and for the year ending December 31, 2019, respectively.

The guidance above is based on the following key assumptions regarding the Company’s business activities in 2019:

•

Projected closings on $85 million to $115 million of new self-storage investments for the full-year 2019, including acquisitions of developer interests (on-balance sheet and JCAP’s proportionate share in the SL1 Venture), new development property investments, new bridge investments and joint venture investments;

•

Fundings of approximately $200 million to $230 million on the Company’s closed and projected investment commitments during the year ending December 31, 2019, including cash payable for the acquisitions of developer interests; and

•	Utilization of the Company’s credit facility over the course of the year with expected borrowings at year-end of between $120.0 million and $160.0 million.

Fourth Quarter 2018	6

Of the estimated $30.0 million to $40.0 million of fair value appreciation in 2019, the Company expects $5.0 million to $7.0 million to be recognized during the first quarter, $7.5 million to $10.0 million to be recognized in the second quarter, $7.5 million to $10.0 million to be recognized in the third quarter, and $10.0 million to $13.0 million to be recognized in the fourth quarter.  The Company’s 2019 fair value guidance reflects updated estimates of the timing of construction completion of the self-storage facilities underlying certain of our development investments, as well as the timing of stabilization of facilities in which we have invested. Timing of fair value appreciation is heavily dependent upon construction progress and the timing of construction completion, both of which are subject to factors outside the control of the Company’s development partners. Moreover, when the Company acquires the developer’s interest in a self-storage project that the Company has financed, the Company no longer accounts for such investment on the fair value method, so acquisitions of developer interests have a potential material effect on future fair value recognized in our financial statements. As such, the amount and exact timing of fair value recognition is subject to change.

Fourth Quarter 2018	7

Jernigan Capital, Inc.

Financial Highlights- Trailing Five Quarters

(unaudited, in thousands, except share and per share data)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Operating Data:
Interest income, rental-related income and other revenues	$9,666	$9,091	$7,241	$5,216	$3,930
JV income	58	440	435	550	516
Total revenues and JV income	9,724	9,531	7,676	5,766	4,446
General & administrative expenses	(4,375)	(3,599)	(3,616)	(3,122)	(2,597)
Property operating expenses of real estate owned	(508)	(473)	(420)	(311)	(83)
Depreciation and amortization of real estate owned	(982)	(854)	(887)	(702)	(238)
Interest expense	(634)	(467)	(638)	(416)	(296)
Other expenses	-	-	-	(290)	-
Subtotal	3,225	4,138	2,115	925	1,232
Realized gain on investments	-	619	-	-	-
Net unrealized gain on investments	18,942	11,060	8,623	4,320	1,738
Other interest income	84	147	59	109	155
Net income	22,251	15,964	10,797	5,354	3,125
Net income attributable to preferred stockholders	(5,049)	(4,790)	(4,580)	(3,595)	(423)
Net income attributable to common stockholders	$17,202	$11,174	$6,217	$1,759	$2,702
Plus: stock dividends to preferred stockholders	2,125	2,125	2,125	2,125	44
Plus: stock-based compensation	321	385	777	345	272
Plus: depreciation and amortization on real estate assets	982	854	887	702	238
Plus: other expenses	-	-	-	290	-
Adjusted Earnings	$20,630	$14,538	$10,006	$5,221	$3,256

Basic earnings per share attributable to common stockholders	$0.87	$0.58	$0.40	$0.12	$0.19
Diluted earnings per share attributable to common stockholders	$0.87	$0.57	$0.40	$0.12	$0.19

Adjusted Earnings per share attributable to common stockholders - diluted	$1.04	$0.75	$0.64	$0.36	$0.23

Dividends declared per share of common stock	$0.35	$0.35	$0.35	$0.35	$0.35

Weighted-average shares of common stock outstanding:
Basic	19,655,942	19,184,172	15,274,459	14,247,174	14,108,415
Diluted	19,816,194	19,459,751	15,564,317	14,555,337	14,295,639
Shares of common stock outstanding:	20,430,218	19,364,339	19,254,141	14,447,043	14,429,055

Balance Sheet Data:
Cash and cash equivalents	$8,715	$42,624	$43,331	$15,238	$46,977
Self-Storage Investment Portfolio:
Development property investments at fair value	373,564	335,509	302,245	239,754	228,233
Bridge investments at fair value	84,383	81,862	79,581	77,435	-
Operating property loans at fair value	-	2,440	5,862	5,885	5,938
Self-storage real estate owned	100,099	74,444	61,896	61,633	15,827
Accumulated depreciation on self-storage real estate owned	(3,897)	(2,915)	(2,061)	(1,174)	(472)
Self-storage real estate owned, net	96,202	71,529	59,835	60,459	15,355
Investment in and advances to self-storage real estate venture	14,155	14,401	14,846	14,759	13,856
Total assets	590,408	556,228	509,860	417,252	314,634
Gross assets	594,305	559,143	511,921	418,426	315,106

Senior loan participation	-	-	-	732	718
Secured revolving credit facility	-	-	-	30,000	-
Term loans, net of unamortized costs	24,609	24,578	-	-	-
Total liabilities	42,544	40,689	16,122	43,944	8,814

Total equity	547,864	515,539	493,738	373,308	305,820
Common book value / common shares outstanding	$19.01	$18.38	$18.13	$18.35	$18.58

Fourth Quarter 2018	8

Jernigan Capital, Inc.

Consolidated Balance Sheets-Trailing Five Quarters

(unaudited, in thousands)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Assets:
Cash and cash equivalents	$8,715	$42,624	$43,331	$15,238	$46,977
Self-Storage Investment Portfolio:
Development property investments at fair value	373,564	335,509	302,245	239,754	228,233
Bridge investments at fair value	84,383	81,862	79,581	77,435	-
Operating property loans at fair value	-	2,440	5,862	5,885	5,938
Self-storage real estate owned, net	96,202	71,529	59,835	60,459	15,355
Investment in and advances to self-storage real estate venture	14,155	14,401	14,846	14,759	13,856
Other loans, at cost	4,835	4,818	1,361	1,103	1,313
Deferred financing costs	4,619	1,503	1,644	1,565	2,004
Prepaid expenses and other assets	3,702	1,327	975	884	776
Fixed assets, net	233	215	180	170	182
Total assets	$590,408	$556,228	$509,860	$417,252	$314,634

Liabilities:
Senior loan participation	$-	$-	$-	$732	$718
Secured revolving credit facility	-	-	-	30,000	-
Term loans, net of unamortized costs	24,609	24,578	-	-	-
Due to Manager	3,334	2,309	1,887	1,405	1,484
Accounts payable, accrued expenses and other liabilities	2,402	2,235	2,916	3,155	1,138
Dividends payable	12,199	11,567	11,319	8,652	5,474
Total liabilities	$42,544	$40,689	$16,122	$43,944	$8,814

Equity:
Series A Cumulative preferred stock	$122,137	$122,137	$107,168	$72,181	$37,764
Series B Cumulative preferred stock	37,401	37,425	37,463	35,988	-
Common stock	204	193	192	144	144
Additional paid-in capital	386,394	364,108	361,636	277,194	276,814
Retained earnings (Accumulated deficit)	1,728	(8,324)	(12,721)	(12,199)	(8,902)
Total equity	547,864	515,539	493,738	373,308	305,820
Total liabilities and equity	$590,408	$556,228	$509,860	$417,252	$314,634

Fourth Quarter 2018	9

Jernigan Capital, Inc.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues:
Interest income from investments	$8,525	$3,698	$27,576	$11,457
Rental and other property-related income from real estate owned	1,101	202	3,499	530
Other revenues	40	30	139	204
Total revenues	9,666	3,930	31,214	12,191

Costs and expenses:
General and administrative expenses	1,691	1,517	7,270	5,852
Fees to Manager	2,684	1,080	7,442	3,453
Property operating expenses of real estate owned	508	83	1,712	271
Depreciation and amortization of real estate owned	982	238	3,425	472
Other expenses	-	-	290	-
Total costs and expenses	5,865	2,918	20,139	10,048

Operating income	3,801	1,012	11,075	2,143

Other income (expense):
Equity in earnings from unconsolidated real estate venture	58	516	1,483	2,263
Realized gain on investments	-	-	619	-
Net unrealized gain on investments	18,942	1,738	42,945	10,804
Interest expense	(634)	(296)	(2,155)	(1,053)
Loss on modification of debt	-	-	-	(232)
Other interest income	84	155	399	634
Total other income	18,450	2,113	43,291	12,416
Net income	22,251	3,125	54,366	14,559
Net income attributable to preferred stockholders	(5,049)	(423)	(18,014)	(1,456)
Net income attributable to common stockholders	$17,202	$2,702	$36,352	$13,103

Basic earnings per share attributable to common stockholders	$0.87	$0.19	$2.10	$1.10
Diluted earnings per share attributable to common stockholders	$0.87	$0.19	$2.10	$1.10

Dividends declared per share of common stock	$0.35	$0.35	$1.40	$1.40

Fourth Quarter 2018	10

Jernigan Capital, Inc.

Calculation of Adjusted Earnings and Reconciliation to Net Income Attributable to Common Stockholders

(unaudited, in thousands, except share and per share data)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Net income attributable to common stockholders	$17,202	$11,174	$6,217	$1,759	$2,702
Plus: stock dividends to preferred stockholders	2,125	2,125	2,125	2,125	44
Plus: stock-based compensation	321	385	777	345	272
Plus: depreciation and amortization on real estate assets	982	854	887	702	238
Plus: other expenses	-	-	-	290	-
Adjusted Earnings	$20,630	$14,538	$10,006	$5,221	$3,256

Adjusted Earnings per share attributable to common stockholders - diluted	$1.04	$0.75	$0.64	$0.36	$0.23

Weighted average shares of common stock outstanding - diluted	19,816,194	19,459,751	15,564,317	14,555,337	14,295,639

	Year ended December 31,
	2018	2017
Net income attributable to common stockholders	$36,352	$13,103
Plus: stock dividends to preferred stockholders	8,500	547
Plus: stock-based compensation	1,828	1,295
Plus: depreciation and amortization on real estate assets	3,425	472
Plus: loss on modification of debt	-	232
Plus: other expenses	290	-
Adjusted Earnings	$50,395	$15,649

Adjusted Earnings per share attributable to common stockholders - diluted	$2.92	$1.31

Weighted average shares of common stock outstanding - diluted	17,284,160	11,908,512

Fourth Quarter 2018	11

Jernigan Capital, Inc.

Schedule of Owned Properties

As of December  31, 2018
(unaudited, dollars in thousands)

Location
(MSA)	Date	Date	JCAP Capital	Size	Months	% Physical
Address	Opened	Acquired	Investment (1)	(NRSF) (2)	Open (3)	Occupancy (3)
Orlando 1/2
11920 W Colonial Dr.	5/1/2016	8/9/2017	$12,047	93,965	34	86.1%
Atlanta 2
340 Franklin Gateway SE	5/24/2016	2/2/2018	8,766	66,187	33	79.9%
Atlanta 1
5110 McGinnis Ferry Rd	5/25/2016	2/2/2018	10,467	71,718	33	86.0%
Jacksonville 1
1939 East West Pkwy	8/12/2016	1/10/2018	8,686	59,848	30	88.8%
Pittsburgh
6400 Hamilton Ave	5/11/2017	2/20/2018	7,619	47,794	21	32.8%
Charlotte 1
9323 Wright Hill Rd	8/18/2016	8/31/2018	10,525	85,350	30	57.6%
New York City 1
1775 5th Ave	9/29/2017	12/21/2018	19,938	105,347	17	58.4%
Total Owned Properties			$78,048

(1)

JCAP Capital Investment represents the sum of the funded principal balance of the loan (net of unamortized origination fees), cash consideration (inclusive of transaction costs), assumed liabilities, net property working capital acquired, all as of the date of acquisition, and any capital costs spent after the date of acquisition.  The stabilized yield on our capital investment ranges from 7.5% to 8.5%.

(2)	The net rentable square feet (“NRSF”) includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(3)	As of February 24, 2019.

Fourth Quarter 2018	12

Jernigan Capital, Inc.

Schedule of Completed Projects

As of December  31, 2018

(unaudited, dollars in thousands)

	Location			Remaining
	(MSA)		Funded	Unfunded		Size	Date	Months	% Physical
Closing Date	Address	Commitment	Investment	Commitment (1)	Fair Value	(NRSF) (2)	Opened	Open (3)	Occupancy (3)
7/2/2015	Milwaukee
	420 W St Paul Ave	$7,650	$7,648	$2	$9,057	81,755	10/9/2016	29	63.2%
7/31/2015	New Haven
	453 Washington Ave	6,930	6,827	103	8,350	64,225	12/16/2016	26	67.0%
10/27/2015	Austin
	251 North A W Grimes Blvd	8,658	7,817	841	7,763	77,234	3/16/2017	23	70.1%
8/14/2015	Raleigh
	1515 Sunrise Ave	8,792	8,498	294	8,002	60,171	3/8/2018	12	33.5%
11/17/2016	Jacksonville 2
	45 Jefferson Rd	7,530	7,157	373	9,122	70,255	3/27/2018	11	36.6%
1/31/2017	Atlanta 4
	4676 S Atlanta Rd	13,678	12,957	721	16,031	105,288	7/12/2018	7	13.2%
2/24/2017	Orlando 3
	12709 E Colonial Dr	8,056	7,229	827	8,592	69,645	7/26/2018	7	18.6%
4/20/2017	Denver 2
	3110 S Wadsworth Blvd	11,164	10,235	929	12,403	74,521	7/31/2018	7	16.1%
6/29/2017	Boston 1 (4)
	329 Boston Post Rd E	-	-	-	2,614	90,453	8/8/2018	7	12.4%
4/14/2017	Louisville 1
	2801 N Hurstbourne Pkwy	8,523	6,979	1,544	8,540	65,776	8/15/2018	6	23.2%
9/20/2016	Charlotte 2
	1010 E 10th St	12,888	11,445	1,443	12,793	76,985	8/30/2018	6	15.1%
9/28/2017	Louisville 2
	3415 Bardstown Rd	9,940	8,691	1,249	10,652	76,553	8/31/2018	6	12.5%
6/12/2017	Tampa 4
	3201 32nd Ave S	10,266	8,846	1,420	11,419	73,500	10/9/2018	5	11.2%
5/2/2017	Atlanta 6
	2033 Monroe Dr	12,543	10,589	1,954	12,774	81,170	10/15/2018	4	18.5%
7/27/2017	Jacksonville 3
	2004 Edison Ave	8,096	6,836	1,260	8,251	68,400	11/6/2018	4	12.2%
6/19/2017	Baltimore 1
	1835 Washington Blvd	10,775	9,177	1,598	10,805	84,700	11/20/2018	3	4.7%
5/19/2017	Tampa 3
	2460 S Falkenburg Rd	9,224	7,154	2,070	8,391	70,888	11/29/2018	3	8.6%
6/28/2017	Knoxville
	130 Jack Dance St	9,115	7,717	1,398	8,652	72,281	11/30/2018	3	14.9%
2/24/2017	New Orleans
	2705 Severn Ave	12,549	10,587	1,962	12,221	86,765	12/21/2018	2	5.1%
6/30/2017	New York City 2
	465 W 150th St	26,482	24,760	1,722	28,102	40,593	12/28/2018	2	1.6%
Total Completed Development Loans		$202,859	$181,149	$21,710	$214,534

3/2/2018	Miami 6
	590 NW 137th Ave	$13,370	$13,370	$-	$17,372	76,665	8/12/2016	30	78.8%
3/2/2018	Miami 4
	1103 SW 3rd Ave	20,201	20,201	-	22,823	74,685	10/9/2016	29	81.4%
3/2/2018	Miami 8
	2434 SW 28th Lane	13,553	13,472	81	13,785	51,923	12/12/2016	26	83.6%
3/2/2018	Miami 7
	18460 Pines Blvd	18,462	17,581	881	15,971	86,640	3/26/2018	11	36.0%
3/2/2018	Miami 5
	4001 NW 77th Ave	17,738	16,883	855	14,432	77,075	8/13/2018	6	19.2%
Total Completed Bridge Investments		$83,324	$81,507	$1,817	$84,383

Total Completed Projects		$286,183

(1)

Commitment is fixed during underwriting at an amount deemed sufficient to cover interest carry and excess operating expenses over rental revenue during lease-up and deferred developer’s fees (if any) payable upon stabilization. Remaining unfunded commitment on completed projects is expected to be utilized primarily for such purposes. To the extent not needed for such purposes, such commitment will not be advanced.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(3)	As of February 24, 2019.
(4)	This loan was repaid in full through a refinancing negotiated by our partner. The investment represents our 49.9% Profits Interest which was retained during the transaction.

Fourth Quarter 2018	13

Schedule of Projects in Progress

As of December  31, 2018

(unaudited, dollars in thousands)

	Location			Remaining				Estimated
	(MSA)		Funded	Unfunded		Size	Construction	C/O
Closing Date	Address	Commitment	Investment	Commitment	Fair Value	(NRSF) (1)	Start Date	Quarter (2)
1/18/2017	Atlanta 3
	1484 Northside Dr NW	$14,115	$8,711	$5,404	$9,337	92,935	Q4 2017	Q2 2019
2/27/2017	Atlanta 5
	56 Peachtree Valley Rd NE	17,492	14,095	3,397	15,371	84,988	Q3 2017	Q1 2019
3/1/2017	Fort Lauderdale
	5601 NE 14th Ave	9,952	7,604	2,348	10,475	79,279	Q1 2018	Q1 2019
3/1/2017	Houston
	1050 Brittmoore Rd	14,825	10,936	3,889	13,285	133,035	Q4 2017	Q2 2019
4/20/2017	Denver 1
	6206 W Alameda Ave	9,806	6,884	2,922	7,706	60,171	Q1 2018	Q1 2019
5/2/2017	Tampa 2
	9125 Ulmerton Rd	8,091	5,493	2,598	6,020	71,400	Q1 2018	Q2 2019
8/30/2017	Orlando 4
	9001 Eastmar Commons	9,037	6,769	2,268	8,264	77,125	Q1 2018	Q1 2019 (3)
9/14/2017	Los Angeles 1
	959 W Hyde Park Blvd	28,750	8,692	20,058	8,418	120,038	Q2 2019	Q3 2020
9/14/2017	Miami 1
	4250 SW 8th St	14,657	6,882	7,775	6,562	69,175	Q2 2018	Q4 2019
10/12/2017	Miami 2
	880 W Prospect Rd	9,459	1,335	8,124	1,082	58,000	Q1 2019	Q3 2020
10/30/2017	New York City 3
	5203 Kennedy Blvd	14,701	4,835	9,866	4,383	68,660	Q4 2017	Q3 2020
11/16/2017	Miami 3
	120-132 NW 27th Ave	20,168	4,096	16,072	3,542	96,295	Q4 2018	Q1 2020
11/21/2017	Minneapolis 1
	2109 University Ave W	12,674	3,214	9,460	3,070	88,838	Q2 2018	Q4 2019
12/1/2017	Boston 2
	10 Hampshire Rd	8,771	3,978	4,793	4,246	76,710	Q4 2017	Q2 2019
12/15/2017	New York City 4
	6 Commerce Center Dr	10,591	1,777	8,814	1,631	78,425	Q2 2018	Q1 2020
12/27/2017	Boston 3
	19 Coolidge Hill Rd	10,174	2,563	7,611	2,402	62,700	Q2 2019	Q2 2020
12/28/2017	New York City 5
	375 River St	16,073	6,523	9,550	6,400	90,200	Q4 2018	Q4 2019
2/8/2018	Minneapolis 2
	3216 Winnetka Ave N	10,543	7,802	2,741	8,773	83,026	Q2 2018	Q1 2019
3/30/2018	Philadelphia
	550 Allendale Rd	14,338	7,870	6,468	8,093	69,383	Q2 2018	Q3 2019
4/6/2018	Minneapolis 3
	101 American Blvd West	12,883	2,333	10,550	2,206	86,075	Q3 2018	Q4 2019
5/1/2018	Miami 9
	10651 W Okeechobee Rd	12,421	2,803	9,618	2,564	70,538	Q1 2019	Q2 2020
5/15/2018	Atlanta 7
	2915 Webb Rd	9,418	861	8,557	775	76,519	Q3 2018	Q4 2019
5/23/2018	Kansas City
	510 Southwest Blvd	9,968	1,228	8,740	1,137	77,188	Q3 2018	Q4 2019
6/7/2018	Orlando 5
	7212 W Sand Lake Rd	12,969	800	12,169	673	76,147	Q4 2018	Q1 2020
6/12/2018	Los Angeles 2
	7855 Haskell Ave	9,298	4,597	4,701	4,581	116,022	Q3 2019	Q4 2020
11/16/2018	Baltimore 2
	8179 Ritchie Hwy	9,247	390	8,857	301	61,750	Q1 2019	Q2 2020
Total Projects in Progress		$330,421	$133,071	$197,350	$141,297

(1)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(2)

Estimated C/O dates represent the Company’s best estimate as of December  31, 2018 based on project specific information learned through underwriting and communications with respective developers. These dates are subject to change due to unexpected project delays/efficiencies.

(3)	This facility received a temporary C/O or C/O subsequent to December 31, 2018.

Fourth Quarter 2018	14

Schedule of Heitman JV Development Projects Completed and in Progress

As of December  31, 2018

(unaudited, dollars in thousands)

Development Projects Completed:

	Location			Remaining
	(MSA)		Funded	Unfunded		Size	Date	Months	% Physical
Closing Date	Address	Commitment	Investment	Commitment (1)	Fair Value	(NRSF) (2)	Opened	Open (3)	Occupancy (3)
9/28/2016	Columbia
	401 Hampton St	$9,199	$8,868	$331	$9,972	70,935	8/23/2017	18	56.3%
4/15/2016	Washington DC
	1325 Kenilworth Ave NE	17,269	17,005	264	19,200	90,115	9/25/2017	17	59.4%
5/14/2015	Miami 1
	490 NW 36th St	13,867	12,250	1,617	14,338	75,770	2/23/2018	12	44.7%
12/22/2016	Raleigh
	7710 Alexander Town Blvd	8,877	8,432	445	9,450	64,108	6/8/2018	9	24.2%
9/25/2015	Fort Lauderdale
	812 NW 1st St	13,230	12,352	878	16,409	87,384	7/26/2018	7	24.3%
5/14/2015	Miami 2
	1100 NE 79th St	14,849	13,961	888	14,562	74,080	10/30/2018	4	27.3%
		$77,291	$72,868	$4,423	$83,931

7/19/2016	Jacksonville (4)
	3211 San Pablo Rd S	$8,127	$7,422	$705	$11,406	80,621	7/26/2017	19	79.0%
8/15/2016	Atlanta 2 (4)
	11220 Medlock Bridge Rd	8,772	8,293	479	9,004	70,189	9/14/2017	17	53.4%
8/25/2016	Denver (4)
	2255 E 104th Ave	11,032	10,221	811	12,716	85,575	12/14/2017	14	51.6%
4/29/2016	Atlanta 1 (4)
	1801 Savoy Dr	10,223	9,915	308	11,352	71,150	4/12/2018	10	35.0%
Total Completed Development Projects		$38,154	$35,851	$2,303	$44,478

(1)

Commitment is fixed during underwriting at an amount deemed sufficient to cover interest carry and excess operating expenses over rental revenue during lease-up and deferred developer’s fees (if any) payable upon stabilization. Remaining unfunded commitment on completed projects is expected to be utilized primarily for such purposes. To the extent not needed for such purposes, such commitment will not be advanced.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(3)	As of February 24, 2019.
(4)

On January 28, 2019, the Heitman JV purchased 100% of the Class A membership units of the LLCs that owned these facilities. As such, these facilities are wholly-owned by the Heitman JV as of January 28, 2019.

Development Projects In Progress:

	Location			Remaining				Estimated
	(MSA)		Funded	Unfunded		Size	Construction	C/O
Closing Date	Address	Commitment	Investment	Commitment	Fair Value	(NRSF) (1)	Start Date	Quarter (2)
7/21/2016	New Jersey
	6 Central Ave	$7,828	$5,749	$2,079	$6,717	59,897	Q2 2017	Q1 2019 (3)
Total Development Projects in Progress		$7,828	$5,749	$2,079	$6,717

Total Heitman JV Investments		$123,273	$114,468	$8,805	$135,126

(1)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(2)

Estimated C/O dates represent the Company’s best estimate as of December 31, 2018 based on project specific information learned through underwriting and communications with respective developers. These dates are subject to change due to unexpected project delays/efficiencies.

(3)	This facility received a temporary C/O or C/O subsequent to December 31, 2018.

Fourth Quarter 2018	15

Closed Investments by Geography

As of December 31, 2018

Fourth Quarter 2018	16

Capital Sources and Investment Uses

As of December  31, 2018

(dollars in millions)

Estimated Capital to be Used in Investing Activities (1)
Contractual investment obligations:
Development property investments	$219
Bridge investments	2
Self-storage real estate venture	1
Total Committed Investments	$222
Prospective Investments per FY 2019 guidance:	100
Total to Fund Investments	$322

Estimated Sources of Capital
Cash and cash equivalents as of December 31, 2018	$9
Identified secured debt on one wholly-owned property (occurred in Q1 2019)	9
Remaining credit facility capacity (2)	235
Remaining capital needs	69
Total Sources	$322

(1)	Does not include financing spend or operating cash flow.
(2)	Assumes increase in the availability under the Credit Facility. As of December 31, 2018, $91.3 million was available for borrowing under the Credit Facility.

The company may use any combination of the following capital sources to fund additional capital needs:

•	Refinancing of JCAP mortgage indebtedness (49.9% profits interest and ROFR retained) - $50 million to $70 million
•	Potential sales of facilities underlying current development investments to a third party - $10 million to $20 million
•	Series B Preferred Stock ATM issuances - $10 million
•	Common Stock ATM issuances - $75 million
•	Joint venture financing proceeds - $2 million to $5 million
•	Potential exercise of accordion feature of Credit Facility - $165 million

Timing of Funding $322 million of Remaining and Prospective Investments

Fourth Quarter 2018	17

Capital Structure

As of December  31, 2018

(dollars in millions)

Credit Facility Outstanding	$-
Term Loans	25
Series A Preferred Stock	125
Series B Preferred Stock	39
Common Stock	405
Total Capital	$594

Fourth Quarter 2018	18

Jernigan Capital, Inc.

Company Information

Corporate Headquarters	Trading Symbol	Investor Relations	Information Requests
6410 Poplar Avenue	Common shares: JCAP	6410 Poplar Avenue	To request an Investor Relations
Suite 650	7.00% Series B Preferred Stock: JCAP-	Suite 650	package or annual report, please
Memphis, TN 38119	PR B	Memphis, TN 38119	visit our website at
901.567.9510	Stock Exchange Listing	901.567.9510	www.jernigancapital.com
New York Stock Exchange

Executive Management

Dean Jernigan	John A. Good
Executive Chairman	Chief Executive Officer

Jonathan Perry	David Corak
President and Chief Investment Officer	Senior Vice President of Corporate Finance

Kelly P. Luttrell
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

Independent Directors

Randall L. Churchey	Mark O. Decker
Director	Director

James D. Dondero	Rebecca Owen
Director	Director

Howard A. Silver	Harry J. Thie
Director	Director

Equity Research Coverage

Baird Equity Research	B. Riley FBR
RJ Milligan	Tim Hayes
rjmilligan@rwbaird.com	timothyhayes@brileyfbr.com

Jefferies LLC	KeyBanc Capital Markets
Omotayo Okusanya	Todd M. Thomas
tokusanya@jefferies.com	tthomas@key.com

Raymond James & Associates
Jonathan Hughes
jonathan.hughes@raymondjames.com

Any opinions, estimates, forecasts or predictions regarding Jernigan Capital’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Jernigan Capital or its management. Jernigan Capital does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Fourth Quarter 2018	19